UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 190 N. Canon Drive, 4th Fl. Beverly Hills, CA (Address of principal executive offices)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number) 90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNUS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2020, Genius Brands International, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain long standing investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investors (the “Registered Offering”), an aggregate of 7,500,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), at an offering price of $1.20 per share for gross proceeds of $9.0 million before deducting the placement agent fees and offering expenses. The Company intends to use the net proceeds of the Registered Offering to grow its newly-announced digital network for children, Kartoon Channel!, to fund production of additional episodes of its series Rainbow Rangers, and for the repayment of certain outstanding debt, and for working capital.

The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-235962), which was filed with the Securities and Exchange Commission (the “Commission”) on January 17, 2020 and was declared effective by the Commission on January 27, 2020 (the “Registration Statement”).

The Registered Offering is expected to close on or about May 20, 2020, subject to customary closing conditions. The Special Equities Group, LLC, a division of Bradley Woods & Co. LTD, acted as placement agent and will receive a cash fee of $630,000.

In consideration for the holders of the notes and warrants issued pursuant to that certain Securities Purchase Agreement dated as of March 11, 2020 by and among the Company and the investors party thereto to provide their waiver and consent to the Registered Offering, the Company agreed that it will file a Registration Statement on Form S-3 on or before May 29, 2020 registering the resale of the shares of Common Stock underlying the notes and warrants issued to certain holders thereof.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On May 18, 2020, the Company issued a press release announcing the Registered Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of May 18, 2020, by and among Genius Brands International, Inc. and the Investors.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release of Genius Brands International, Inc. dated May 18, 2020.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: May 18, 2020	By:	/s/ Andy Heyward
	Name:	Andy Heyward
	Title:	Chief Executive Officer

3